Exhibit 99.1

Phoenix Motor Inc. Announces Pricing of $15,750,000 Initial Public Offering

Anaheim, California, June 7, 2022 – Phoenix Motor Inc. (“Phoenix” or the “Company”) (NASDAQ: PEV), a California based company that designs, assembles, and integrates electric drive systems and light and medium duty electric vehicles (“EVs”), today announced the pricing of its initial public offering (the “Offering”) of 2,100,000 shares of common stock (the “Shares”) at a public offering price of $7.50 per Share, for total gross proceeds of $15,750,000, before deducting underwriting discounts and commissions and offering expenses. The Offering is being conducted on a firm commitment basis. The Shares have been approved for listing on The Nasdaq Capital Market and are expected to commence trading on June 8, 2022, under the ticker symbol “PEV.”

The Company has granted the underwriters an option, exercisable within 30 days from the closing of the Offering, to purchase up to an additional 315,000 Shares at the public offering price to cover over-allotment, if any, less underwriting discounts and commissions.

The offering is expected to close on June 10, 2022, subject to customary closing conditions.

Prime Number Capital LLC is acting as the representative of the underwriters. Revere Securities LLC and Westpark Capital, Inc. are acting as co-managers for the Offering. Loeb & Loeb LLP is acting as counsel to the Company, and Robinson & Cole LLP is acting as counsel to Prime Number Capital LLC.

The Company intends to use the net proceeds from this Offering primarily for investment in its technology, research and development efforts, manufacturing, marketing, maintaining and expanding its intellectual property portfolio and for working capital and other general corporate purposes.

A registration statement on Form S-1 (File No. 333- 261384) relating to the Offering has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on June 7, 2022. The Offering is being made only by means of a prospectus, forming a part of the registration statement. Copies of the prospectus related to the offering may be obtained, when available, from Prime Number Capital LLC by email at info@pncps.com. In addition, a copy of the final prospectus relating to the offering may be obtained via the SEC’s website at www.sec.gov.

Before you invest, you should read the final prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Phoenix Motor Inc.

Phoenix Motor Inc., a pioneer in electric vehicles (“EVs”) industry, through its wholly owned subsidiaries, designs, assembles, and integrates electric drive systems and light and medium duty EVs and markets and sells electric vehicle chargers for the commercial and residential markets.  Phoenix operates two primary brands, “Phoenix Motorcars” focused on commercial products including medium duty EVs, chargers and electric forklifts, and “EdisonFuture” which intends to offer light-duty EVs. As an EV pioneer, the Company delivered its first commercial EV in 2014 and deployed the very first zero emission airport shuttle bus at the Los Angeles International Airport (“LAX”), and the LAX fleet has grown to 39 electric shuttle buses, one of the largest of its kind. Los Angeles Air Force Base in El Segundo and NASA’s Jet Propulsion Laboratory in Pasadena, California are among the Company’s customers for the Company’s first generation E Series Zeus EVs. Phoenix intends to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. For more information, please visit: www.phoenixmotorcars.com and www.edisonfuture.com.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Specifically, the Company’s statements regarding trading on the NASDAQ Capital Market and closing of the Offering are forward-looking statements.  No assurance can be given that the net proceeds of the Offering will be used as indicated. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s ability to convert concept trucks and vans into production and sales; the Company’s product development timeline and expected start of production; development of competitive trucks and vans manufactured and sold by the Company’s competitors and major industry vehicle companies; the Company’s ability to scale in a cost-effective manner; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the Company’s financial and business performance; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of its business model; expectations regarding the Company’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Underwriter

Prime Number Capital LLC

Ms. Xiaoyan Jiang, Chairwoman

Email：xj@pncps.com

Phone: 516-582-9666